Exhibit 10.21

FORM OF RESTRICTED STOCK AWARD AGREEMENT
UNDER
SYMMETRICOM 1999 EMPLOYEE STOCK OPTION PLAN

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into effective as of the              day of             , 2005 (the “Effective Date”) between Symmetricom, Inc. (the “Company”) and                                          (the “Participant”).  Any term capitalized but not defined in this Agreement will have the meaning set forth in the Symmetricom 1999 Employee Stock Option Plan, as amended from time to time (the “Plan”).

The Plan provides for the grant of Restricted Stock to certain eligible individuals, as approved by the Committee. In the exercise of its discretion under the Plan, the Committee has determined that the Participant should receive a Restricted Stock award under the Plan and, accordingly, the Company and the Participant hereby agree as follows:

1.  Grant.    The Company hereby grants to the Participant a Restricted Stock award (the “Award”) of shares of Restricted Stock. The Award will be subject to the terms and conditions of the Plan and this Agreement. The Award constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) upon vesting of the Restricted Stock.

2.  Restricted Stock and Stock Certificates.    The Company will cause its transfer agent to maintain a book entry account (a “BEA”) reflecting the issuance of the Restricted Stock in the Participant’s name. The Company’s transfer agent will cause the Restricted Stock to be maintained as restricted stock in a BEA, until the Restricted Stock is either: (a) forfeited; or (b) vested. This Agreement will be evidence of the Participant’s Restricted Stock and no certificate will be issued to Participant upon grant. The Company, or its agent or delegate, will distribute to the Participant (or, if applicable, the Participant’s designated beneficiary or other appropriate recipient in accordance with Section 5 hereof) certificates evidencing ownership of shares of Common Stock as and when provided in this Agreement.

3.  Rights as Stockholder.    On and after the Effective Date, and except to the extent specifically provided herein, the Participant will be entitled to all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock, the right to receive dividends and other distributions payable with respect to the shares of Restricted Stock, and the right to participate in any capital adjustment applicable to all holders of Common Stock. Notwithstanding the foregoing, a distribution with respect to shares of Common Stock, other than a regular cash dividend, will be deposited with the Company and will be subject to the same restrictions as the Restricted Stock. If the Participant forfeits any rights he or she may have under this Award, the Participant will, on the day following the event of forfeiture, no longer have any rights as a stockholder with respect to the forfeited portion of the Restricted Stock or any interest therein (or with respect to any shares of Restricted Stock not then vested), and the Participant will no longer be entitled to receive dividends with respect to the Restricted Stock or vote the Restricted Stock as of any record date occurring thereafter.

4.  Vesting; Effect of Termination of Employment.    The Participant’s Restricted Stock will become vested as described in the following paragraphs.

(a)  25% of the Award shall vest on each of the twelve and twenty-four month anniversaries of the Effective Date, and the remaining 50% of the Award shall vest on the thirty-six month anniversary of the Effective Date, assuming the Participant’s continued employment with the Company through each such date, such that 100% of the Award shall be vested on the three-year anniversary of the Effective Date.

(b)  If the Participant’s employment with the Company and any of its Affiliates terminates before all of the Award has vested (other than as described in subsection (c) below), he or she will forfeit to the Company for no consideration any portion of the Award that has not yet then vested as of the date of the termination. The Company will not have any further obligations to the Participant under this Agreement as to shares of Restricted Stock that are forfeited as provided herein.

(c)  Notwithstanding subsection 4(b) above, upon the Participant’s death or Disability, the Award will immediately become vested on a pro-rata basis from the date hereof through the date of death or Disability.

5.  Terms and Conditions of Distribution.    As soon as practicable upon the execution of this Agreement, the Company will cause its transfer agent to make a BEA reflecting the issuance of the Restricted Stock to the Participant. As soon as practicable upon the vesting of the Award, and assuming the Participant has satisfied or made arrangements satisfactory to the Company to satisfy his or her state and federal tax withholding obligations in accordance with Section 8 hereof with respect to the vested shares, the Company will cause its transfer agent to make a BEA reflecting the removal of the restrictions on the portion of the Award that has vested. The Company or its transfer agent will distribute to the Participant certificates for shares of Common Stock underlying the vested portion of the Award after they vest only if the Participant has satisfied or made arrangements satisfactory to the Company to satisfy his or her state and federal tax withholding obligations in accordance with Section 8 hereof with respect to the vested shares, and only if the Participant requests a certificate.

If the Participant dies or becomes subject to a Disability before the Company has made the BEA or distributed certificates for any shares of Common Stock, the Company will make the BEA or distribute certificates for those shares of Common Stock and, pursuant to Section 4(c) hereof, shares of Common Stock with respect to the balance of the Award which the Committee has determined will become vested upon the Participant’s death or Disability, to the Participant or, in the event of his or her death, to the beneficiary designated by the Participant on a form provided by the Company for this purpose; provided the Participant or beneficiary has satisfied or made arrangements satisfactory to the Company to satisfy any state and federal tax withholding obligations in accordance with Section 8 hereof with respect to the vested shares. If the Participant failed to designate a beneficiary, the Company will make the BEA or distribute certificates for those shares of Common Stock in accordance with the Participant’s will or, if the Participant did not have a will, in accordance with the laws of descent and distribution. The Company will make the BEA or distribute certificates for any undistributed vested shares of Common Stock to the appropriate recipient no later than six months after the Participant’s death or Disability.

Notwithstanding the foregoing, the Company will not make any BEA or distribute any shares of Common Stock under this Section 5 before the first date that those shares may be distributed to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities. In determining whether a distribution would result in such a penalty or forfeiture, the Company and the Committee may rely upon information reasonably available to them or upon representations of the Participant’s legal or personal representative.

6.  Transfer Restrictions; Legend on Stock Certificates.

(a)  Notwithstanding anything to the contrary contained in this Agreement, pursuant to the terms of the Plan, no shares of Restricted Stock may be transferred by the Participant (by assignment, sale, pledge, hypothecation or otherwise) before they have vested.

(b)  Participant is familiar with the provisions of Rule 144, promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Section 16 promulgated under the Securities Exchange Act of 1934. Rule 144 permits the resale of securities by an “affiliate” (as defined in the Securities Act), subject to the satisfaction of certain of conditions, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a “market maker” (as defined under the Exchange Act), (2) the availability of certain public information about the Company, (3) the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable. Section 16 short-swing trading restrictions prohibit the purchase and sale of securities of the Company by directors, executive officers and greater than 10% stockholders of the Company, within the same six month-period and mandate public reporting regarding ownership of the Company’s securities and changes thereunder.

(c)  While the Restricted Stock is maintained by the Company’s transfer agent in uncertificated form in a book entry account, the account will bear an appropriate notation to the effect that the Restricted Stock included in it is subject to the restrictions of this Agreement and Rule 144. The Company may instruct its transfer agent to impose stop transfer instructions with respect to any unvested portion of this Award, or with respect to any vested shares of Common Stock that cannot be distributed to the Participant, his or her beneficiary, or his or her estate because the withholding tax obligations have not been paid to the Company or because distributing the shares would violate Rule 144 or federal or state laws or regulations regarding short swing profits in trading of securities.

(d)  The foregoing notation and stop transfer instructions will be removed from the account maintained for all or any portion of this Award after the conditions set forth in Sections 4 and 5 of this Agreement and this Section 6 have been satisfied.

7.  Delivery of Certificates.     Despite the provisions of Sections 4 and 5 of this Agreement, the Company is not required to issue or deliver any certificates for shares of Common Stock underlying any vested portion of this Award if at any time the Company determines that the listing, registration or qualification of such shares of Common Stock upon any securities exchange or under any law, or the consent and approval of any governmental body, or the taking of any other action is necessary or desirable as condition of, or in connection with, the delivery of the shares of Common Stock hereunder, unless listing, registration, qualification, consent, approval or other action has been effected or obtained, free of any conditions not acceptable to the Company.

8.  Withholding Tax.    Participant (or his or her beneficiary upon the Participant’s death, as applicable) agrees to satisfy any withholding taxes, whether federal or state, triggered by the vesting of the Restricted Stock granted pursuant to this Award or, if the Participant has executed an election under Section 83(b) of the Code, by the grant of this Award. The Participant may satisfy the withholding obligation by rendering cash payment to the Company or, unless prohibited by the Company, by surrendering to the Company shares of Common Stock subject to the Award having an aggregate Fair Market Value equal to the statutory minimum withholding obligation arising as a result of the vesting of the Award.

9.  No Right to Employment or Service.    Nothing in the Plan or this Agreement will be construed as creating any right in the Participant to continued employment with the Company, or as altering or amending the existing terms and conditions of the Participant’s employment.

10.  Breach of Restrictive Covenant.    The Participant agrees and acknowledges that if the Participant breaches any non-compete, non-solicitation or non-disclosure provision of any agreement between the Participant and the Company, including any restrictive covenant contained in the Participant’s employment agreement, the breach will result in the immediate termination of this Award and the forfeiture of the Restricted Stock granted to him or her under this Award Agreement, even if and to the extent it may already have vested.

11.  Nontransferability.    Neither any unvested shares of Common Stock under this Award nor any interest of the Participant or any designated beneficiary in or under this Agreement may be assigned or transferred by voluntary or involuntary act or by operation of law without the Company’s written consent. Distribution of shares underlying any vested portion of this Award will be made only to the Participant; or, if the Committee has been provided with evidence acceptable to it that the Participant is legally incompetent, the Participant’s personal representative; or, if the Participant is deceased, to the designated beneficiary or other appropriate recipient in accordance with Section 5 of this Agreement. The Committee may require personal receipts or endorsements of a Participant’s personal representative, designated beneficiary or alternate recipient. Any effort to otherwise assign or transfer unvested shares of Common Stock under this Award or any of the rights under this Agreement will be wholly ineffective, and will be grounds for termination by the Committee of all rights of the Participant and his or her beneficiary in and under this Agreement.

12.  Administration; Plan Document Controls.    The Committee has the authority to manage and supervise the administration of the Plan. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement will be subject to the terms of the Plan to the same extent and with the same effect as if set forth fully herein. If the terms of this Agreement conflict with the terms of the Plan, the Plan will control. The Committee has the right to resolve all questions which may arise in connection with this Agreement. This Agreement is subject to all interpretations, determinations, or other actions made or taken by the Committee regarding the Plan or this Agreement, which interpretations, determinations or other actions will be final, binding and conclusive.

13.  Entire Agreement; Governing Law; Review by Counsel.    The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and any and all prior oral or written representations are merged into this Agreement. This Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, will be governed by the laws of the State of California, without giving effect to the principles of conflicts of law. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Award subject to all of the terms and provisions of the Plan effective as of the Effective Date. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.

14.  Severability.    If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Agreement, and the Agreement will be construed and enforced as if the illegal or invalid provision had not been included.

15.  Binding Effect.    This Agreement will be binding upon and will inure to the benefit of the Company and the Participant and, as and to the extent provided herein, their respective heirs, executors, administrators, legal representatives and assigns.

16.  Amendment and Waiver.    The provisions of this Agreement may be amended or waived only by written agreement between the Company and the Participant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement.

* * * * *

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the day and year described in the first paragraph above.

SYMMETRICOM, INC.

By:

Its:

PARTICIPANT:

(Participant’s Signature)

Name Printed

Dated:

Residence Address: